Exhibit (h)(2)

Amendment No. 1 to the Administration Agreement

This Amendment No. 1 dated as of         , 2018 (the “Amendment”) to the Administration Agreement (as defined below) is entered into by and among BlackRock FundsSM, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V, each a Massachusetts business trust, and BlackRock Advisors, LLC (the “Administrator”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Administration Agreement.

WHEREAS, BlackRock FundsSM and BlackRock Funds II and the Administrator have entered into an Administration Agreement dated January 1, 2015 (the “Administration Agreement”) pursuant to which each of BlackRock FundsSM and BlackRock Funds II retained the Administrator to provide certain administration services with respect to it and its respective series;

WHEREAS, the Board of Trustees of BlackRock FundsSM and the Board of Trustees of BlackRock Funds II has each approved the reorganization (the “Reorganization”) of certain series of BlackRock FundsSM and BlackRock Funds II, as applicable (collectively, the “Existing Funds”), into newly created series (collectively, the “New Funds”) of BlackRock Funds IV and BlackRock Funds V (together, the “Additional Trusts”), each a Massachusetts business trust, respectively;

WHEREAS, the Reorganization of each Existing Fund will result in the complete liquidation of such Existing Fund;

WHEREAS, the Board of Trustees of BlackRock Funds IV, including a majority of those Trustees who are not interested persons of BlackRock Funds IV, approved the establishment of each New Fund that is a series of BlackRock Funds IV and the appointment of the Administrator to provide certain administration services to BlackRock Funds IV and its respective New Funds at an in-person meeting held on May 17-18, 2018;

WHEREAS, the Board of Trustees of BlackRock Funds V, including a majority of those Trustees who are not interested persons of BlackRock Funds V, approved the establishment of each New Fund that is a series of BlackRock Funds V and the appointment of the Administrator to provide certain administration services to BlackRock Funds V and its respective New Funds at an in-person meeting held on May 8, 2018; and

WHEREAS, that parties desire to add each of BlackRock Funds IV and BlackRock Funds V as a party to the Administration Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment. Each Additional Trust hereby appoints the Administrator to act as the administrator of the Additional Trust and its respective New Funds listed on Schedule B for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement with respect to each Additional Trust and its respective New Series.

2. Capitalized Terms. From and after the date hereof, the term “Trust” as used in the Administration Agreement shall be deemed to include the Additional Trusts. From and after the date hereof, the term “Fund” as used in the Administration Agreement shall be deemed to include the New Funds.

3. Schedule. Schedule B to the Administration Agreement shall be amended to add the Additional Trusts and the New Funds so that Schedule B is amended and restated as attached hereto.

4. Compensation. The Administrator shall receive from each Additional Fund a fee pursuant to Schedule A of the Administration Agreement.

5. Miscellaneous.

(a)	Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

(b)	The names “BlackRock FundsSM” and “Trustees of BlackRock FundsSM, “BlackRock Funds II” and “Trustees of BlackRock Funds II”, “BlackRock Funds IV” and “Trustees of BlackRock Funds IV”, and “BlackRock Funds V” and “Trustees of BlackRock Funds V” refer respectively to the applicable Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, as amended from time to time, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the applicable Trust. The obligations of “BlackRock FundsSM”, “BlackRock Funds II”, “BlackRock Funds IV” and “BlackRock Funds V” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the applicable Trust personally, but bind only the Trust Property, and all persons dealing with any Fund or class of Shares of the Trust must look solely to the Trust Property belonging to such Fund or class for the enforcement of any claims against the Trust.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDSSM on behalf of each BlackRock FundsSM Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS II on behalf of each BlackRock Funds II Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS IV on behalf of each BlackRock Funds IV Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS V on behalf of each BlackRock Funds V Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

Schedule B

BLACKROCK FUNDSSM

BlackRock Advantage Emerging Markets Fund
BlackRock Advantage International Fund
BlackRock Advantage Large Cap Growth Fund
BlackRock Advantage Small Cap Core Fund
BlackRock Advantage Small Cap Growth Fund
BlackRock All-Cap Energy & Resources Portfolio
BlackRock Alternative Capital Strategies Fund
BlackRock Commodity Strategies Fund
BlackRock Cayman Commodity Strategies Fund, Ltd.
BlackRock Emerging Markets Dividend Fund
BlackRock Emerging Markets Equity Strategies Fund
BlackRock Energy & Resources Portfolio
BlackRock Exchange Portfolio
BlackRock Global Long/Short Credit Fund
BlackRock Global Long/Short Equity Fund
BlackRock Health Sciences Opportunities Portfolio
BlackRock High Equity Income Fund
BlackRock Impact Bond Fund
BlackRock Impact U.S. Equity Fund
BlackRock International Dividend Fund
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Money Market Portfolio
BlackRock Real Estate Securities Fund
BlackRock Technology Opportunities Fund
BlackRock Short Obligations Fund
BlackRock Tactical Opportunities Fund
BlackRock Total Emerging Markets Fund
BlackRock Cayman Emerging Market Allocation Fund, Ltd.
BlackRock Total Factor Fund
BlackRock Cayman Strategic Risk Allocation Fund, Ltd.

BLACKROCK FUNDS II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Dynamic High Income Portfolio
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio

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BlackRock LifePath® Smart Beta 2020 Fund
BlackRock LifePath® Smart Beta 2025 Fund
BlackRock LifePath® Smart Beta 2030 Fund
BlackRock LifePath® Smart Beta 2035 Fund
BlackRock LifePath® Smart Beta 2040 Fund
BlackRock LifePath® Smart Beta 2045 Fund
BlackRock LifePath® Smart Beta 2050 Fund
BlackRock LifePath® Smart Beta 2055 Fund
BlackRock LifePath® Smart Beta 2060 Fund
BlackRock LifePath® Smart Beta Retirement Fund
BlackRock Low Duration Bond Portfolio
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio

BLACKROCK FUNDS IV

BlackRock Alternative Capital Strategies Fund
BlackRock Global Long/Short Credit Fund
BlackRock Impact Bond Fund

BLACKROCK FUNDS V

BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Floating Rate Income Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock Low Duration Bond Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio

Schedule B, dated             , 2018

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